                                                          EXHIBIT 24(b)(4)(i)(E)

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

THIS RIDER IS EFFECTIVE ON THE RIDER DATE. ELECTION OF THIS RIDER IS IRREVOCABLE AND MAY ONLY BE TERMINATED AS PROVIDED IN THE TERMINATION PROVISION BELOW. EXCEPT WHERE THIS RIDER PROVIDES OTHERWISE, IT IS A PART OF, AND SUBJECT TO, THE OTHER TERMS AND CONDITIONS OF THE CONTRACT TO WHICH IT IS ATTACHED, INCLUDING APPLICABLE QUALIFIED PLAN PROVISIONS ADDED BY ENDORSEMENT.

SPECIFICATIONS

ADDITIONAL PAYMENT LIMIT:               $100,000

BONUS PERIOD:                           First 10 Contract Years after the last
                                        Step-Up Date

BONUS PERCENTAGE:                       5%

COVERED PERSON:                         JOHN DOE

GUARANTEED WITHDRAWAL PERCENTAGE:       5%

LIFETIME INCOME ATTAINED AGE:           On or after the Covered Person's
                                        attained age 59 1/2

LIFETIME INCOME PERCENTAGE:             5%

MAXIMUM ADDITIONAL PAYMENT AGE:         On or after the Owner's (or Joint
                                        Owner's) attained age 81

MAXIMUM BENEFIT:                        $5,000,000

MAXIMUM RIDER FEE PERCENTAGE:           1.20%

RIDER DATE:                             04/17/2008

RIDER FEE PERCENTAGE:                   0.60%

STEP-UP DATE:                           Every Contract Anniversary after the
                                        Rider Date and prior to the owner's
                                        attained age 96.

DEFINITIONS

The following definitions are applicable to this Rider only:

COVERED PERSON                          The Covered Person is the person named
                                        in the Specifications whose lifeis used
                                        to determine the duration of the LIA
                                        payments. If the Covered Person named
                                        above is deceased or is no longer an
                                        Owner, Beneficiary, or Annuitant of the
                                        Contract, there will no longer be a
                                        Covered Person under this Rider.

GUARANTEED WITHDRAWAL AMOUNT (GWA)      The Guaranteed Withdrawal Amount is the
                                        amount that is guaranteed to be
                                        available each Contract Year for
                                        withdrawal until the Guaranteed
                                        Withdrawal Balance is depleted while
                                        this Rider is in effect.

BR001.06                                                                  Nation

GUARANTEED WITHDRAWAL BALANCE (GWB)     The Guaranteed Withdrawal Balance is the
                                        total amount available for future
                                        periodic guaranteed withdrawals and is
                                        used for the purpose of calculating the
                                        Guaranteed Minimum Withdrawal Benefit.
                                        The GWB cannot be withdrawn in a lump
                                        sum and will not exceed the Maximum
                                        Benefit, shown in the Specifications
                                        above.

LIFETIME INCOME AMOUNT (LIA)            The Lifetime Income Amount is the amount
                                        that is guaranteed to be available each
                                        Contract Year for withdrawal during the
                                        life of the Covered Person while this
                                        Rider is in effect. The initial LIA is
                                        determined on the later of the Rider
                                        Date or the Contract Anniversary
                                        following the day the Covered Person
                                        under this Rider has reached the
                                        Lifetime Income Attained Age. The LIA
                                        reduces to zero upon the death of the
                                        Covered Person or upon a change in
                                        Owner, Beneficiary, or Annuitant that
                                        removes the Covered Person from the
                                        Contract as an Owner, Beneficiary, or
                                        Annuitant.

WITHDRAWALS                             The amount withdrawn, including any
                                        applicable Withdrawal Charges.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT

This Rider provides for a Guaranteed Minimum Withdrawal Benefit prior to the Maturity Date. This benefit guarantees that each Contract Year you may take Withdrawals up to an amount equal to the GWA until your GWB is depleted, even if your Contract Value reduces to zero. In no event will the GWB exceed the Maximum Benefit, shown in the Specifications above. If you choose not to withdraw the full GWA available in any Contract Year, the remaining GWA cannot be carried forward to the next Contract Year. If you withdraw more than the GWA in any Contract Year, the GWB may be automatically reset, thereby possibly reducing the Guaranteed Minimum Withdrawal Benefit provided under this Rider to an amount less than the sum of all Payments. Regardless, you may withdraw an amount up to your Contract Value at any time subject to all other terms and conditions of the Contract including any applicable Withdrawal Charges. This Rider also provides for an alternate guarantee during the life of the Covered Person specified under this Rider. This benefit guarantees that each Contract Year during the life of the Covered Person you may take Withdrawals up to an amount equal to the LIA, even if your Contract Value and GWB reduce to zero. The LIA is described below in the "Calculation of Lifetime Income Amount (LIA)" provision.

ADDITIONAL PAYMENTS

The following limits on Additional Payments are in addition to any Payment limitations described in your Contract.

On or after the first Contract Anniversary following the Rider Date, no additional Payment to a Non-Qualified Contract will be accepted without our prior approval that either:

     (a) exceeds the Additional Payment Limit, shown in the Specifications above or

     (b) causes the total of all additional Payments received since the first Contract Anniversary following the Rider Date to exceed such Additional Payment Limit.

For all Non-Qualified Contracts, notwithstanding the above, we reserve the right to refuse to accept additional Payments at any time after the first Contract Anniversary following the Rider Date.

BR001.06                                                                  Nation

For Qualified Contracts, no additional Payment will be accepted without our prior approval on or after the first Contract Anniversary after the Covered Person reaches the Lifetime Income Attained Age that either:

     (a) exceeds the Additional Payment Limit, shown in the Specifications above or

     (b) causes the total of all additional Payments received since the first Contract Anniversary following the Rider Date to exceed such Additional Payment Limit.

For Qualified Contracts, in addition to the above restrictions, no additional Payments will be accepted after the Maximum Additional Payment Age shown in the Specifications above. We reserve the right to refuse to accept Additional Payments for Qualified Contracts at any time following the first anniversary after the Covered Person reaches the Lifetime Income Attained Age.

CALCULATION OF GUARANTEED WITHDRAWAL BALANCE (GWB)

If this Rider is issued on the Contract Date, the initial GWB equals the amount of your initial Payment(s) to the Contract. If this Rider is added after the Contract Date, the initial GWB equals the Contract Value on the Rider Date. Each time an additional Payment is received, the GWB will increase by the amount of that additional Payment.

As described below, the GWB will also increase as a result of a (a) Bonus or (b) Step-Up and will decrease as a result of a Withdrawal. In no event will the GWB exceed the Maximum Benefit, shown in the Specifications above.

BONUS

During the Bonus Period, if no Withdrawals are taken during a particular Contract Year, then the GWB will increase on the following Contract Anniversary by an amount equal to the Bonus Percentage multiplied by:

     (a) total Payments to the Contract, if this Rider is issued on the Contract Date or

     (b) the initial GWB, increased by any Payments received since the Rider Date, if this Rider is added after the Contract Date.

If however, the GWB was previously Stepped-Up (as described below in the "Step-Up" provision) and/or reset (as described below in the "Effect of Withdrawals" provision) then the GWB will increase by an amount equal to the Bonus Percentage multiplied by the GWB immediately after the latest Step-Up or reset, increased by any Payments received since such latest Step-Up or reset.

STEP-UP

If the Contract Value on any Step-Up Date is greater than the GWB on that date, the GWB will automatically Step-Up to an amount equal to the Contract Value on that Step-Up Date. If the Rider Fee Percentage would increase as a result of a Step-Up as described below in the "Rider Fee" provision, you will receive advance notice of the increase in the Rider Fee Percentage and be given the opportunity to decline the automatic Step- Up. If you decline an automatic Step-Up, you will have the option to elect to Step-Up within 30 days following any subsequent Step-Up Date and this election will resume automatic Step-Ups.

EFFECT OF WITHDRAWALS

If total Withdrawals during a Contract Year are less than or equal to the GWA, then the GWB will decrease by the amount of the Withdrawals. The effect of a Withdrawal less than or equal to the GWA that reduces the Contract Value to zero is described in the "Settlement Phase" provision.

If a Withdrawal causes total Withdrawals during a Contract Year to exceed the GWA or if total Withdrawals during a Contract Year have already exceeded the GWA, then the GWB will be automatically reset to equal the lesser of:

BR001.06                                                                  Nation

     (a)  the Contract Value immediately after the Withdrawal; or

     (b) the GWB immediately prior to the Withdrawal minus the amount of the Withdrawal.

The effect of a Withdrawal greater than the GWA that reduces the Contract Value to zero is described in the "Rider Fee" and the "Termination" provision.

Notwithstanding the reset discussion above, a reset of the GWB will not result when Life Expectancy Distributions are elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the GWA for the Contract year. (See the "Life Expectancy Distributions" provision.)

CALCULATION OF GUARANTEED WITHDRAWAL AMOUNT (GWA)

The initial GWA is equal to the Guaranteed Withdrawal Percentage, shown in the Specifications above, multiplied by the initial GWB. Each time an additional Payment is received, the GWA will equal the greater of:

     (a)  the GWA immediately prior to the Payment; or

     (b)  the lesser of:

          (i) the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the Payment; or

          (ii) the GWA immediately prior to the Payment plus an amount equal to the Payment multiplied by the Guaranteed Withdrawal Percentage.

As described below, the GWA may also increase as a result of a Bonus or a Step-Up of the GWB and may decrease as a result of a Withdrawal.

BONUS

Upon the GWB being increased by a Bonus, the GWA will equal the greater of:

     (a)  the GWA immediately prior to the Bonus; or

     (b) the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the Bonus.

STEP-UP

Upon a Step-Up of the GWB, the GWA will equal the greater of:

     (a)  the GWA immediately prior to the Step-Up of the GWB; or

     (b) the Guaranteed Withdrawal Percentage multiplied by the GWB immediately after the Step-Up of the GWB.

EFFECT OF WITHDRAWALS

If total Withdrawals during a Contract Year are less than or equal to the GWA, then the GWA does not change as a result of the Withdrawal. If a Withdrawal causes total Withdrawals during a Contract Year to exceed the GWA or if total Withdrawals during a Contract Year have already exceeded the GWA, then the GWA will be automatically reset to equal the lesser of:

     (a)  the GWA immediately prior to the Withdrawal; or

     (b)  the Guaranteed Withdrawal Percentage multiplied by the greater of:

          (i)  the Contract Value immediately after the Withdrawal; or

          (ii) the GWB immediately after the Withdrawal.

Any reset of the GWA will also result in a reset of the LIA if applicable (See "Effect of Withdrawals" under "Calculation of Lifetime Income Amount (LIA)" below.)

BR001.06                                                                  Nation

Notwithstanding the reset discussion above, a reset of the GWA will not result when Life Expectancy Distributions are elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the GWA for the Contract year. (See the "Life Expectancy Distributions" provision.)

CALCULATION OF LIFETIME INCOME AMOUNT (LIA)

The initial LIA is equal to the Lifetime Income Percentage multiplied by the GWB on the later of: (a) the Rider Date or (b) the Contract Anniversary following the Contract Year in which the Covered Person has reached the Lifetime Income Attained Age (see "Calculation of Guaranteed Withdrawal Balance (GWB)" provision above). The LIA will not be determined before the Covered Person has reached the Lifetime Income Attained Age.

Each time an additional Payment is received, the LIA will equal the greater of:

     (a)  the LIA immediately prior to the additional Payment; or

     (b)  the lesser of:

          (i) the Lifetime Income Percentage multiplied by the GWB immediately after the Payment; or

          (ii) the LIA prior to the Payment plus an amount equal to the additional Payment multiplied by the Lifetime Income Percentage.

As described below, the LIA will also increase as a result of a Bonus or Step-Up and may decrease as a result of a Withdrawal

EFFECT OF BONUS

Upon the GWB being increased by a Bonus, the LIA will equal the greater of:

     (a)  the LIA immediately prior to the Bonus; or

     (b) the Lifetime Income Percentage multiplied by the GWB immediately after the bonus.

EFFECT OF STEP-UP

Upon a Step-Up of the GWB, the LIA will equal the greater of:

     (a)  the LIA immediately prior to the Step-Up of the GWB; or

     (b) the Lifetime Income Percentage multiplied by the GWB immediately after the Step-Up of the GWB.

EFFECT OF WITHDRAWALS

If total Withdrawals during a Contract Year are less than or equal to the LIA, then the LIA does not change as a result of the Withdrawal. If a Withdrawal causes total Withdrawals during a Contract Year to exceed the LIA or if total Withdrawals during a Contract Year have already exceeded the LIA, then the LIA will be automatically reset to equal the lesser of:

     (a)  the LIA immediately prior to the Withdrawal; or

     (b)  the Lifetime Income Percentage multiplied by the greater of:

          (i)  the Contract Value immediately after the Withdrawal; or

          (ii) the GWB immediately after the Withdrawal.

Notwithstanding the reset discussion above, a reset of the LIA will not result when Life Expectancy Distributions are elected under an automatic distribution program, provided by us, even if such Life Expectancy Distributions exceed the LIA for the Contract year. (See the "Life Expectancy Distributions" provision.)

A reset of the LIA as a result of a Withdrawal in excess of the LIA does not necessarily result in a reset of the GWA or the GWB. (See "Calculation Of Guaranteed Withdrawal Amount (GWA)" and "Calculation Of

BR001.06                                                                  Nation

Guaranteed Withdrawal Balance (GWB)" provisions.)

The LIA will equal the GWA if:

     (a) the Lifetime Income Percentage equals the Guaranteed Withdrawal Percentage as shown in the Specifications above; and

     (b) no Withdrawals were taken prior to the Contract Anniversary following the date when the Covered Person reached the Lifetime Income Attained Age; and

     (c) no Withdrawals were taken in excess of the GWA after the Contract Anniversary following the date the Covered Person reached the Lifetime Income Attained Age.

LIFE EXPECTANCY DISTRIBUTIONS

For purposes of this Rider, Life Expectancy Distributions are distributions within a calendar year that:

     (a) are part of a series of substantially equal periodic payments over the Owner's Life Expectancy (or, if applicable, the joint Life Expectancy of the Owner and the Owner's spouse); and

     (b)  are paid to the Owner:

          (i)  pursuant to Internal Revenue Code ("Code") Section 72(q)(2)(D) or
               Section 72(t)(2)(A)(iv) upon the request of the Owner ("Pre-59 1/2 Distributions"); or

          (ii) pursuant to Code Section 72(s)(2) upon the request of the Owner ( "Non-Qualified Death Benefit Stretch Distributions"); or

          (iii) as required or contemplated by Code Section 401(a)(9), Section 403(b)(10), Section 408(b)(3), or Section 408A(c), as the case may be ("Qualified Death Benefit Stretch Distributions" and "Required Minimum Distributions"); and

     (c) are the Contract's proportional share of all such distributions as determined by the Company and based on the Company's understanding of the Code.

If both the Contract Value and the GWB are depleted Life Expectancy Distributions will equal zero.

For purposes of this "Life Expectancy Distributions" provision, references to Owner also include the Beneficiary, as applicable.

We reserve the right to make any changes necessary to comply with the Code and Treasury Regulations.

SETTLEMENT PHASE

If a Withdrawal (a) does not cause total Withdrawals during that Contract Year to exceed the GWA and (b) reduces the Contract Value to zero, but either the GWB or the LIA immediately after the Withdrawal is still greater than zero, then the Rider will enter its Settlement Phase. The Contract will continue but all other rights and benefits under the Contract, including death benefits, will terminate and additional Payments will not be accepted. The Rider Fee will not be deducted during the Rider's Settlement Phase.

During the Rider's Settlement Phase, each Contract Year until the GWB is depleted, settlement payments that total an amount no greater than the GWA, or Life Expectancy Distributions if applicable, will automatically be paid to you. (See "Life Expectancy Distributions" provision.) If the settlement payments exceed the LIA, the LIA may be reset. (See the "Calculation of Lifetime Income Amount (LIA) - Effect of Withdrawals" provision).

If during the Settlement Phase the GWB equals zero and the LIA is greater than zero, you will automatically receive settlement payments each Contract year equal to the LIA during the life of the Covered Person. The settlement payments will be paid no less frequently than annually.

If during the Settlement Phase, the Covered Person dies and the GWB is greater than zero at the time the

BR001.06                                                                  Nation

Death Benefit is determined, the LIA will be set equal to zero. Remaining settlement payments not to exceed the GWA will be paid to the Beneficiary each Contract Year until the GWB is depleted.

If during the Settlement Phase the GWB becomes equal to zero and the Covered Person is no longer alive, this Rider terminates and no additional settlement payments will be paid.

This provision is also applicable if (a) the Beneficiary does not take the Death Benefit before the Maturity Date as a lump sum under the terms of the Contract, and (b) the Rider continues (as described in the "Effect of Payment of Death Benefit" provision below) and (c) Death Benefit distributions deplete the Death Benefit to zero at a time when either the GWB or LIA is still greater than zero. When this occurs, the timing of settlement payments made in this Rider's settlement phase are subject to the distribution provisions of the "Death Benefit Before Maturity Date" section of the Contract.

EFFECT OF PAYMENT OF DEATH BENEFIT

If you die while this Rider is in effect, and if the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract, the following will determine whether this Rider continues or terminates:

     (a) If the Beneficiary is the Covered Person, the Rider will continue and such Beneficiary remains eligible for any LIA. In such instance, if the LIA has not been determined prior to the payment of the Death Benefit, it will be determined on the first anniversary of the date the Death Benefit was determined after the Covered Person has reached the Lifetime Income Attained Age, instead of the original Contract Anniversary Dates.

     (b) If instead the Beneficiary is not the Covered Person, then the LIA provisions under this Rider do not apply and the Rider will continue only if the Death Benefit or the GWB is greater than zero.

If the Rider continues, under a) or b) above, the Rider Fee will continue (See the "Rider Fee" provision). If the Rider continues, the GWB will automatically Step-Up if the Death Benefit on the date the Death Benefit was determined was greater than the GWB on that date. (See the "Calculation of Guaranteed Withdrawal Balance (GWB) - Step-Up" provision.)

If the Beneficiary is the deceased Owner's spouse, such Beneficiary is eligible for any remaining Bonuses and any Step-Ups. However, any such remaining Bonuses will be calculated and applied on future anniversaries of the date the Death Benefit was determined instead of the original Contract Anniversary Dates. Remaining eligible Step-Up Dates will also be measured beginning from the date the Death Benefit was determined. The latest Step-Up Date, shown in the Specifications above, as measured beginning from the Rider Date, is still applicable. When Withdrawals deplete the Contract Value to zero, if the GWB is still greater than zero, then the Rider enters its Settlement Phase. (See the "Settlement Phase" provision above.)

If the Beneficiary is not the deceased Owner's spouse, such Beneficiary is not eligible for any remaining Bonuses and Step-Ups. When Death Benefit distributions deplete the Death Benefit to zero, if the GWB is still greater than zero, then the Rider enters its Settlement Phase. (See the "Settlement Phase" provision above.)

RIDER FEE

To compensate us for assuming risks associated with this Rider, we charge an annual Rider Fee. The Rider Fee is deducted on each Contract Anniversary. The Rider Fee is withdrawn from each Investment Option in the same proportion that the value of Investment Accounts of each Investment Option bears to the Contract Value. The amount of the Rider Fee is equal to the Rider Fee Percentage, shown in the Specifications above, multiplied by the "Adjusted GWB." The Adjusted GWB is the GWB that was available on the prior Contract

BR001.06                                                                  Nation

Anniversary adjusted for any Step-Up or subsequent Payments made during the Contract Year prior to the current Contract Anniversary.

If a Withdrawal is taken on any date other than the Contract Anniversary and such Withdrawal (a) causes total Withdrawals during that Contract Year to exceed the GWA and (b) reduces the Contract Value to zero, we will deduct a pro rata share of the Rider Fee from the amount otherwise payable. In the case of such a total Withdrawal, a pro rata share of the Rider Fee is equal to the Rider Fee Percentage, shown in the Specifications above, multiplied by the Adjusted GWB, defined above, and then multiplied by the number of days that have elapsed since the previous Contract Anniversary and divided by 365. For purposes of determining the Rider Fee, a total Withdrawal will be deemed to have been taken on the date the Death Benefit is determined and once an Annuity Option under the Contract has been elected. The Rider Fee will not be deducted during the Rider's Settlement Phase. The Rider Fee will not be deducted after the Maturity Date if an Annuity Option under the Contract has commenced.

If the Beneficiary does not take the Death Benefit as a lump sum under the terms of the Contract and the Rider continues, for purposes of this "Rider Fee" provision, the anniversaries of the date the Death Benefit was determined will be considered to be the Contract Anniversaries.

The initial Rider Fee Percentage is shown in the Specifications above. We reserve the right to increase the Rider Fee Percentage on the effective date of each Step-Up. In such a situation, the Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage, shown in the Specifications above.

INVESTMENT OPTIONS

We reserve the right to restrict Investment Options at any time. If an Investment Option is restricted, no transfers into the restricted Investment Options will be allowed and no Payments may be allocated to the restricted Investment Options after the date of the restriction. Any amounts previously allocated to an Investment Option that is subsequently restricted will be unaffected by such restrictions. Any amounts previously allocated to Fixed Investment Options may be renewed subject to the terms of the Contract.

We also reserve the right to limit the actual percentages allocated to certain Investment Options, to require that certain Investment Options be chosen in conjunction with other Investment Options, to limit transfers between existing Investment Options and/or to require periodic rebalancing of existing variable Investment Accounts to the required percentages.

TERMINATION

This rider will terminate upon the earlier of:

     a) the date a Death Benefit is payable and the Beneficiary takes the Death Benefit as a lump sum under the terms of the Contract; or

     b)   the date an Annuity Option under the Contract commences; or

     c)   the date the Contract Value, the GWB and the LIA all equal zero; or

     d)   termination of the Contract.

MISCELLANEOUS

Except as modified by this Rider, the provisions of the Contract also apply to this Rider.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)


/s/ EMANUEL ALVES
------------------------------------
EMANUEL ALVES
Secretary

BR001.06                                                                  Nation